UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2024

APPLIED THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38898 (Commission File Number)	81-3405262 (I.R.S. Employer Identification No.)
545 Fifth Avenue, Suite 1400 New York, NY 10017 (Address of Principal Executive Offices)	10017 (Zip Code)

Registrant’s telephone number, including area code: (212) 220-9226

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2024, the Board of Directors (the “Board”) of Applied Therapeutics, Inc. (the “Company”) appointed John H. Johnson as Executive Chairman of the Company and as Chair of the Board. Mr. Johnson was elected a Class II director of the Board and will serve until the Company’s 2027 annual meeting of shareholders and until his successor is duly elected and qualified or until his earlier death, resignation or removal. There are no family relationships between Mr. Johnson and any director or executive officer of the Company.

Mr. Johnson, 66 years old, is a recognized leader in the pharmaceutical and biotechnology industry, with more than four decades of experience. Mr. Johnson has served as a member of the Board of Directors and Compensation Committee, and as Chair of the Nominating and Corporate Governance Committee of Verastem, Inc. (Nasdaq: VSTM), since April 2020. Mr. Johnson has served as Chief Executive Officer and a Board Director of Reaction Biology, since March 2022. He has also served on the Board of Directors and the Nominating and Corporate Governance Committee of Xeris Biopharma Holdings, Inc. (Nasdaq: XERS) since October 2021, and has served on the Board of Directors and the Compensation Committee, and as Chair of the Quality, Compliance, and Portfolio Committee, of Axogen, Inc. (Nasdaq: AXGN), since January 2021. Mr. Johnson has held a number of senior positions, including Company Group Chairman of Biopharmaceuticals within Johnson & Johnson, where from 2005 to 2007 he was responsible for the Biotechnology, Immunology, and Oncology commercial businesses, and Chief Executive Officer of Strongbridge Biopharma plc from July 2020 until its acquisition by Xeris Biopharma Holding Inc. in October 2021. He previously served, from September 2009 to January 2011, as President of Eli Lilly & Company’s (“Eli Lilly”) Worldwide Oncology Unit. After Eli Lilly’s 2008 acquisition of ImClone Systems, Inc. (Nasdaq: IMCL), Mr. Johnson served as Chief Executive Officer and Director from August 2007 until October 2008. In addition, Mr. Johnson served as a member of the Board of Directors of Melinta Therapeutics, Inc. from July 2009 to August 2019, during which time he also served as Chief Executive Officer from February 2019 to August 2019. Mr. Johnson has also served as a member of the Board of Directors of Pharmaceutical Research and Manufacturers of America (PhRMA), from January 2013 to August 2014, and as a member of the Health Section Governing Board of Biotechnology Industry Organization (“BIO”), from January 2013 to August 2014.

On December 19, 2024, the Company entered into an offer letter with Mr. Johnson, effective as of the Effective Date (the “Offer Letter”), pursuant to which he will receive an annual base salary of $1,010,250. The Offer Letter further provides that Mr. Johnson will be eligible to receive the following severance payments and benefits upon a qualifying termination of his employment by the Company without “cause” or in the event he resigns with “good reason” (each term, as defined in the Offer Letter), in each case, subject to his execution of a release of claims: (i) twelve (12) months (or, if such termination of employment occurs within two years of a “change in control” (as defined in the Offer Letter), eighteen (18) months) of base salary continuation, (ii) continued vesting of his time-based vesting Inducement Awards (as defined below) for twelve (12) months after his termination of employment, and (iii) continued eligibility to vest in his performance-based vesting Inducement Awards for twelve (12) months after his termination of employment.

As an inducement material to Mr. Johnson entering employment with the Company, the Company granted Mr. Johnson an award of 1,000,000 restricted stock units denominated in shares of the Company’s common stock (the “Sign-On RSUs”) and an option award for the right to purchase 2,000,000 shares of the Company’s common stock (the “Sign-On Options” and together with the Sign-On RSUs, the “Inducement Awards”). Fifty percent (50%) of the shares of Company common stock subject to each of the Inducement Awards will vest in two equal installments on each of the first two anniversaries of the grant date, with the remaining shares of Company common stock subject to each of the Inducement Awards vesting on the earlier to occur of (i) the approval by the United States Food and Drug Administration of the Company’s proposed treatment for Sorbitol Dehydrogenase or (ii) a change in control, in each case, subject to Mr. Johnson’s continued service through the applicable vesting event.

In addition, on December 19, 2024, the Company entered into a customary indemnification agreement with Mr. Johnson.

On December 19, 2024, the Board appointed Les Funtleyder, the Company’s Chief Financial Officer, as interim Chief Executive Officer of the Company. During his appointment as interim Chief Executive Officer, Mr. Funtleyder will continue to serve as the Company’s Chief Financial Officer. Biographical and other information about Mr. Funtleyder can be found in the section of the Company’s 2024 Proxy Statement titled “Class I and Class II Directors Continuing in Office,” which is incorporated herein by reference.

In addition, on December 19, 2024, the Company entered into an amendment (the “Amendment to Offer Letter”) to Mr. Funtleyder’s Offer Letter, dated as of November 17, 2023 (the “Original Offer Letter”), to reflect (i) a $15,000 per month increase in his annual base salary during his tenure as our interim Chief Executive Officer, (ii) an increase in his target annual bonus to fifty percent (50%) for calendar year 2025, (iii) a quarterly equity grant during his tenure as our interim Chief Executive Officer (with each quarterly equity grant vesting in 12 monthly increments, subject to his continued employment), (iv) a lump sum cash payment of $525,000 payable upon the earlier to occur of (i) the approval by the United States Food and Drug Administration of the Company’s proposed new drug application relating to the treatment of Sorbitol Dehydrogenase or (ii) a “change in control” (as defined in the Amendment to Offer Letter), and (v) the following changes to his severance payments and benefits following a “qualifying termination” (as defined in the Original Offer Letter): (a) an increase in the duration of his annual base salary continuation and Consolidated Omnibus Budget Reconciliation Act (“COBRA”) subsidy period from three (3) to twelve (12) months following his qualifying termination and (b) payment of his full annual bonus for the year in which the qualifying termination occurs.

On December 19, 2024, Dr. Shoshana Shendelman, a member of the Board and the Company’s President, Chief Executive Officer and Secretary, stepped down from the role of President, Chief Executive Officer and Secretary and as a member of the Board. In connection with Dr. Shendelman’s resignation, she entered into a Separation Agreement with the Company on December 19, 2024, and will be eligible to receive (i) the severance payments and benefits set forth in Section 9 of her Offer Letter, dated March 9, 2020, and attached as Exhibit 10.11 to the Company’s Annual Report for the year ending December 31, 2023, with the cash payments made in a lump sum, and (ii) an additional lump sum cash amount equal to $2,100,000, in full satisfaction of her outstanding time- and performance-based restricted stock units.

The foregoing descriptions of the Offer Letter, the Amendment to Offer Letter and the Separation Agreement are qualified in their entirety by reference to the text of the Separation Agreement, the Offer Letter, and the Amendment to Offer Letter, which are attached hereto as Exhibit 10.1, 10.2, and 10.3 respectively, and incorporated by reference.

Item 8.01. Other Events

As previously disclosed, in November 2024, the Company received a Complete Response Letter (“CRL”) for the New Drug Application (“NDA”) for govorestat for the treatment of Classic Galactosemia. Given the leadership changes announced today, the Company continues to evaluate its response to the CRL, including any meeting request to discuss appropriate next steps with the United States Food and Drug Administration (“FDA”).

Following receipt of the CRL, the Company also announced today the withdrawal of the Marketing Authorization Application (“MAA”) to the European Medicines Agency (“EMA”) for govorestat (AT-007) for the treatment of Classic Galactosemia, as more time is needed to acquire further data to support a European MAA.

In light of recent regulatory developments, the Company will be closely examining the ongoing Sorbitol Dehydrogenase (“SORD”) Deficiency clinical development program and will continue to work with the FDA on the data needed to support an appropriate regulatory pathway for the drug, including ongoing work to provide the FDA with support for the potential use of the accelerated approval pathway for govorestat for the treatment of SORD Deficiency. To accommodate these ongoing workstreams, the Company currently expects to submit an NDA for govorestat for the treatment of SORD after the first quarter of 2025.

This report contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, included in this report regarding the strategy, future operations, prospects, plans and objectives of management, including words such as “may,” “will,” “expect,” “anticipate,” “plan,” “intend,” “predicts” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are forward-looking statements. These include, without limitation, statements regarding the timing to submit an NDA for govorestat for the treatment of SORD. Forward-looking statements in this report involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, and we, therefore cannot assure you that our plans, intentions, expectations or strategies will be attained or achieved.

Such risks and uncertainties include, without limitation, (i) our plans to develop, market and commercialize our product candidates, (ii) the initiation, timing, progress and results of our current and future preclinical studies and clinical trials and our research and development programs, (iii) our ability to take advantage of expedited regulatory pathways for any of our product candidates, (iv) our estimates regarding expenses, future revenue, capital requirements and needs for additional financing, (v) our ability to successfully acquire or license additional product candidates on reasonable terms and advance product candidates into, and successfully complete, clinical studies, (vi) our ability to maintain and establish collaborations or obtain additional funding, (vii) our ability to obtain and timing of regulatory approval of our current and future product candidates, (viii) the anticipated indications for our product candidates, if approved, (ix) our expectations regarding the potential market size and the rate and degree of market acceptance of such product candidates, (x) our ability to fund our working capital requirements and expectations regarding the sufficiency of our capital resources, (xi) the implementation of our business model and strategic plans for our business and product candidates, (xii) our intellectual property position and the duration of our patent rights, (xiii) developments or disputes concerning our intellectual property or other proprietary rights, (xiv) our expectations regarding government and third-party payor coverage and reimbursement, (xv) our ability to compete in the markets we serve, (xvi) the impact of government laws and regulations and liabilities thereunder, (xvii) developments relating to our competitors and our industry, (xviii) our ability to achieve the anticipated benefits from the agreements entered into in connection with our partnership with Advanz Pharma and (xiv) other factors that may impact our financial results. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. Although we believe that we have a reasonable basis for each forward-looking statement contained in this report, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur at all. Factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this report are discussed in our filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” contained therein. Except as otherwise required by law, we disclaim any intention or obligation to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events or circumstances or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are attached with this current report on Form 8-K:

Exhibit No.	Description
10.1	Offer Letter, between John H. Johnson and Applied Therapeutics, Inc., dated as of December 19, 2024
10.2	Amendment to Offer Letter, between Les Funtleyder and Applied Therapeutics, Inc, dated as of December 19, 2024
10.3	Separation Agreement, between Shoshana Shendelman and Applied Therapeutics, Inc., dated as of December 19, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED THERAPEUTICS, INC.

Dated: December 20, 2024	By:	/s/ Les Funtleyder
	Name:	Les Funtleyder
	Title:	Interim Chief Executive Officer and Chief Financial Officer